SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 13, 2008

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           On August 13, 2008, the Board of Directors (the "Board") of TXCO Resources Inc. (the "Company") approved an amendment and restatement of the Company's Bylaws (as amended and restated, the "Restated Bylaws") to revise Section 1, Article VI of the Company's Bylaws to provide that the offices of President and Chief Executive Officer will be separate and may be held by different persons and to revise Section 5, Article VI, and add a new Section 6, Article VI, to the Company's Bylaws to specify the powers and duties of each such office.

The Restated Bylaws also conform certain provisions of the Company's Bylaws to the corresponding provisions of the Company's Amended and Restated Certificate of Incorporation.  The conforming changes include (i) deleting Section 10, Article II of the Company's Bylaws which authorized stockholder action by written consent in lieu of a meeting, (ii) adding a new Section 4, Article III to the Company's Bylaws to reflect that the Company has a classified Board, (iii) revising Section 6, Article VIII of the Company's Bylaws to provide that the Company's indemnification of employees and agents is permissive and not mandatory, and (iv) revising Section 6, Article III of the Company's Bylaws to clarify that vacancies on the Board will be filled by the remaining directors in office, and not the stockholders, unless otherwise required by applicable law or resolution of the Board.  In addition to the Sections cited above, other Sections of the Company's Bylaws were revised for the purpose of making conforming changes.  The Restated Bylaws are effective immediately.

The above summary of the revisions to the Company's Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amended and Restated Bylaws of TXCO Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: August 18, 2008	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of TXCO Resources Inc.